UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 12, 2014

Date of Report (Date of earliest event reported)

Ciber, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400,

Greenwood Village, Colorado, 80111

(Address of principal executive offices) (Zip code)

(303) 220-0100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2014, Ciber, Inc. (“Ciber” or the “Company”) announced that effective immediately, Michael Boustridge has been named Ciber’s president and chief executive officer. Mr. Boustridge, currently a Class II Director of the Company, will continue to serve on Ciber’s board of directors.  Mr. Boustridge has resigned from the board’s compensation and nominating and corporate governance committees.  A copy of the press release announcing Mr. Boustridge’s appointment as president and chief executive officer is attached as Exhibit 99.1 to this Current Report.  David Peterschmidt, Ciber’s president and chief executive officer since July 2010, has announced his retirement from Ciber and his resignation from Ciber’s board of directors, effective immediately.

Mr. Boustridge, age 50, first joined Ciber’s board of directors in March 2012.  Mr. Boustridge most recently served as chief executive officer of Contact Solutions, a leading customer enablement company.  From 2006 to 2011, he served as President of British Telecom (“BT”) Global Services Multi-National Corporations, where he had responsibility for all aspects of BT’s operations and performance for the global multi-national corporations, including BT Professional Services and BT Global Financial Services sector.  Prior to being appointed to that role, he held various positions with BT, including President of the America, Canada, and Asia Pacific Divisions.  Prior to joining BT, Mr. Boustridge served as Chief Sales and Chief Marketing Officer at Electronic Data Systems, LLC, which he joined in 1996 from Hitachi Data Systems. Mr. Boustridge brings to Ciber extensive global experience in IT services and a proven track record of strategic planning in successful service delivery and operational results for global companies.  Mr. Boustridge’s international experience also allows him to bring a global perspective to Ciber.

In connection with Mr. Boustridge’s appointment as president and chief executive officer, the Company and Mr. Boustridge entered into an employment agreement, effective as of June 12, 2014, which provides for the following: (i) an initial three-year term; (ii) a starting base salary of $700,000 annually; (iii) a bonus for the fiscal year ending December 31, 2014 of $950,000; (iv) target bonuses for subsequent fiscal years that will be set as a percentage of base salary by the compensation committee of the Company’s board, which bonuses will be subject to increase or decrease based upon the achievement of performance targets specified by the Board; (v) inducement grants of $3 million Ciber stock options, which shall vest in equal monthly installments over four years, and $3 million in Ciber restricted stock units, which shall vest in equal quarterly installments over three years, which grants are to be made pursuant to a Non-Qualified Option Agreement and Restricted Stock Unit Agreement, respectively; and (vi) customary relocation expenses to move personal effects, reasonable hotel fees for up to thirty days, and an interim housing allowance thereafter of up to $4,500 per month for up to eleven months, or such earlier date as Mr. Boustridge is no longer incurring interim housing expenses.

Mr. Boustridge will participate in benefit plans and programs generally available to employees and executives of the Company.

Upon either Mr. Boustridge’s termination by the Company without cause, or by Mr. Boustridge for good reason (each term as defined in the employment agreement), in addition to already earned salary, earned but unpaid bonus for the prior year and a prorated bonus (provided that performance targets are met) for the portion of the year in which the termination occurs, Mr. Boustridge is entitled to receive certain benefits, subject to his executing a separation and release agreement. Such benefits include (i) a severance payment equal to 1.5 times Mr. Boustridge’s then current base salary and annual bonus at target level in effect on the day of termination, (ii) accelerated vesting of awards that would have vested within the 12 months following his separation date (subject to achievement of performance criteria, if any), and (iii) health and dental benefits for Mr. Boustridge and his spouse for a period of 18 months following termination.

In the event of Mr. Boustridge’s termination by the Company without cause, or by Mr. Boustridge for good reason, in anticipation of or within 24 months after a change of control of the Company (as defined in the employment agreement), in addition to already earned salary and earned but unpaid bonus for the prior year, Mr. Boustridge is entitled to receive certain benefits, subject to his executing a separation and release agreement.  Such benefits include (i) a severance payment equal to two times Mr. Boustridge’s then current base salary and annual bonus at target level in effect on the day of termination, (ii) full vesting of all unvested equity awards, and (iii)

health and dental benefits for Mr. Boustridge and his spouse for a period of 24 months following termination. Mr. Boustridge is also entitled to certain benefits upon termination of his employment as a result of death or disability.

Mr. Boustridge is subject to non-compete, non-solicitation of clients, and no-hire obligations during his employment and for 18 months after termination.  The employment agreement also contains customary provisions relating to confidential information.  In addition, Mr. Boustridge may not take certain actions in furtherance of a third party acquiring control of Ciber for the same period.

The foregoing description of Mr. Boustridge’s employment agreement is qualified in its entirety by reference to the agreement which will be filed as an exhibit with the Company’s next periodic report on Form 10-Q.

Mr. Boustridge is not and has not been involved in any related party transactions with Ciber and does not have any family relationships with any other director, executive officer, or any persons nominated for such positions.

In connection with the resignation by David Peterschmidt, the Company and Mr. Peterschmidt have entered into an agreement that provides for mutual obligations and certain benefits to be paid to Mr. Peterschmidt in connection with the end of his employment with the Company.  The Company agreed to provide benefits generally consistent with the terms of his employment agreement.  Such benefits include (i) vesting of all unvested equity awards, (ii) health and dental benefits for Mr. Peterschmidt and his spouse for a period of 24 months, (iv) reimbursement for expenses for the cost of selling Mr. Peterschmidt’s Colorado home and moving expenses, and (v) a two year United Airlines Global Services membership.  Mr. Peterschmidt is subject to non-compete, non-solicitation of clients, and no-hire obligations for 18 months after the effective date of the agreement.  In addition, Mr. Peterschmidt may not take any action in furtherance of a third party acquiring control of the Company for the same period.

To help ensure a seamless transition of leadership to Mr. Boustridge following Mr. Peterschmidt’s resignation, Mr. Peterschmidt has agreed to provide consulting services for one year for which he will receive monthly payments in the amount equal to what his monthly salary had been as an employee.

The foregoing description of the agreement with Mr. Peterschmidt is qualified in its entirety by reference to the agreement to be filed as an exhibit to the Company’s next periodic filing on Form 10-Q.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Media Release, dated June 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, INC.

Date: June 16, 2014	By:	/s/ M. Sean Radcliffe
M. Sean Radcliffe
SVP and General Counsel